As filed with the Securities and Exchange Commission on March 31, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ELICIO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-3430072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

451 D Street, 5th Floor
Boston, MA 02210
(857) 209-0050
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elicio Therapeutics, Inc. 2021 Incentive Award Plan
(Full titles of the plans)

Robert Connelly
President & Chief Executive Officer
Elicio Therapeutics, Inc.
451 D Street, 5th Floor
Boston, MA 02210
(857) 209-0050
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William C. Hicks
Daniel A. Bagliebter
Nishant Dharia
Mintz Levin Cohn Ferris Glovsky &
Popeo, P.C.
One Financial Center
Boston, MA 02111
(617) 542-6000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement registers 551,469 additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Elicio Therapeutics, Inc. (the “Registrant”), reserved under the Elicio Therapeutics, Inc. 2021 Incentive Award Plan (the “2021 Plan”), representing an increase of 551,469 shares of Common Stock reserved under the 2021 Plan effective January 1, 2025 by operation of the 2021 Plan’s “evergreen” provision.

This Registration Statement relates to securities of the same class as those for which earlier Registration Statements on Form S-8 were filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2021 (File No. 333-252906), May 16, 2022 (File No. 333-264995), March 17, 2023 (File No. 333-270676), and March 29, 2024 (File No. 333-278374) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2021 Plan are incorporated by reference into this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of the Registrant’s Common Stock pursuant to the 2021 Plan. The documents containing the information specified in Part I will be delivered to the participants in the 2021 Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
Reference is made under this Item 8 to the exhibit list below, included in this Registration Statement.

		Incorporated by Reference

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation.	8-K	2/9/2021	3.1
4.2	Certificate of Amendment, dated June 1, 2023 to the Amended and Restated Certificate of Incorporation of Angion Biomedica Corp. to implement the Reverse Stock Split.	8-K	6/2/2023	3.3
4.3	Certificate of Amendment, dated June 1, 2023 to the Amended and Restated Certificate of Incorporation of Angion Biomedica Corp. to implement Officer Exculpation.	8-K	6/2/2023	3.4
4.4	Certificate of Amendment, dated June 1, 2023 to the Amended and Restated Certificate of Incorporation of Angion Biomedica Corp. to implement the name change.	8-K	6/2/2023	3.5
4.5	Amended and Restated By-Laws.	8-K	2/9/2021	3.2
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.				X
23.1	Consent of Baker Tilly US, LLP, independent registered public accounting firm.				X
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).				X
24.1	Power of Attorney included on the signature page of this Registration Statement.				X
99.1#	Elicio Therapeutics, Inc. 2021 Incentive Award Plan, including all amendments thereto.	S-1/A	2/1/2021	10.6(a)
99.2#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2021 Incentive Award Plan.	S-1/A	2/1/2021	10.6(b)
99.3#	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2021 Incentive Award Plan.	S-1/A	2/1/2021	10.6(c)
99.4#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Incentive Award Plan.	S-1/A	2/1/2021	10.6(d)
107	Calculation of Filing Fee Table.				X

# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 31th day of March, 2025.

ELICIO THERAPEUTICS, INC.
By: /s/ Robert Connelly
Robert Connelly
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Connelly as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert Connelly	Chief Executive Officer, President and Director	March 31, 2025
Robert Connelly	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ Jay Venkatesan, M.D.	Director	March 31, 2025
Jay Venkatesan, M.D.
/s/ Julian Adams, Ph.D.	Director	March 31, 2025
Julian Adams, Ph.D.
/s/ Carol Ashe	Director	March 31, 2025
Carol Ashe
/s/ Yekaterina (Katie) Chudnovsky	Director	March 31, 2025
Yekaterina (Katie) Chudnovsky
/s/ Robert R. Ruffolo, Jr., Ph.D.	Director	March 31, 2025
Robert R. Ruffolo, Jr., Ph.D.
/s/ Karen Wilson	Director	March 31, 2025
Karen Wilson
/s/ Allen Nissenson, M.D.	Director	March 31, 2025
Allen Nissenson, M.D.